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Exhibit 23(b)


                    Consent of Independent Public Accountants

     We consent to the incorporation by reference in this registration statement of Nutrition 21, Inc. on Form S-3 of our report dated September 26, 2003, on our audit of the consolidated financial statements and financial statement schedule of Nutrition 21, Inc. as of June 30, 2003, and for the year then ended, which report is included in Nutrition 21, Inc.'s Annual Report on Form 10-K and Form 10-K/A.


                                                     /s/ J. H. Cohn LLP


Roseland, New Jersey
November 5, 2003